First Quarter 2020 Supplemental Financial Information March 31, 2020 Host Hotels & Resorts, Inc. Exhibit 99.2

Table of Contents

		PAGE NO.
I.	Overview	
i.	About Host Hotels & Resorts	3
ii.	Forward-Looking Statements	4
iii.	All Owned Hotel Operating Statistics and Results and Non-GAAP Financial Measures	4
II.	Corporate Financial Information	
i.	Condensed Consolidated Balance Sheets (unaudited) - March 31, 2020 and December 31, 2019	6
ii.	Condensed Consolidated Statements of Operations (unaudited) - Quarter Ended March 31, 2020 and 2019	7
iii.	Earnings per Common Share (unaudited) - Quarter Ended March 31, 2020 and 2019	8
iv.	Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre	9
v.	Reconciliation of Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share	10
III.	Property Level Data	
i.	All Owned Hotel Pro Forma Results	12
ii.	Hotel Results by Location in Nominal US$	14
iii.	Top 40 Domestic Hotels by Total RevPAR for the Year Ended December 31, 2019	18
iv.	Top 40 Domestic Hotels by Total RevPAR Reconciliation of Hotel Net Income (Loss) to Hotel EBITDA and EBITDAre	19
IV.	Capitalization	
i.	Comparative Capitalization	21
ii.	Consolidated Debt Summary as of March 31, 2020 and December 31, 2019	22
iii.	Consolidated Debt Maturity as of March 31, 2020	23
iv.	Ground Lease Summary as of December 31, 2019	24
v.	2019 Property Dispositions	25
V.	COVID-19 Data	
i.	Credit Facility and Senior Notes Financial Performance Tests	27
ii.	Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio	28
iii.	Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio	29
iv.	Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio	30
v.	Reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test	31
vi.	Reconciliation of GAAP Secured Indebtedness Test to Senior Notes Indenture Secured Indebtedness Test	32
vii.	Reconciliation of GAAP Interest Coverage Ratio to Senior Notes Indenture EBITDA-to-Interest Coverage Ratio	33
viii.	Reconciliation of GAAP Assets to Indebtedness Test to Senior Notes Unencumbered Assets to Unsecured Indebtedness Test	34
ix.	Hotels with Suspended Operations	35
VI.	Notes to Supplemental Financial Information	
i.	All Owned Hotel Operating Statistics and Results	37
ii.	Comparable Hotel Operating Statistics	37
iii.	Non-GAAP Financial Measures	38

2

Host Hotels & Resorts

Overview About Host Hotels & Resorts Host Hotels & Resorts, Inc. is an S&P 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 75 properties in the United States and five properties internationally totaling approximately 46,500 rooms. The Company also holds non-controlling interests in six domestic and one international joint ventures. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Hilton®, Swissôtel®, ibis® and Novotel®, as well as independent brands. For additional information, please visit the Company’s website at www.hosthotels.com. Host Hotels & Resorts, Inc., herein referred to as “we,” “Host Inc.,” or the “Company,” is a self-managed and self-administered real estate investment trust (“REIT”) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of March 31, 2020, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K. Host Hotels & Resorts Corporate Headquarters Host Hotels & Resorts, Inc. 4747 Bethesda Avenue, Suite 1300 Bethesda, MD 20814 Phone: 240-744-1000 Website: www.hosthotels.com Contacts James F. Risoleo, Chief Executive Officer Tejal Engman, Vice President Investor Relations Analyst Coverage Bank of America Merrill Lynch Shaun Kelley 646-855-1005 shaun.kelley@baml.com Barclays Capital Anthony Powell 212-526-8768 anthony.powell@barclays.com BMO Capital Markets Ari Klein 212-885-4103 ari.klein@bmo.com BTIG James Sullivan 212-738-6139 jsullivan@btig.com Capital One Securities Neil Malkin 571-633-8191 neil.malkin@capitalone.com Citi Investment Research Smedes Rose 212-816-6243 smedes.rose@citi.com Deutsche Bank Securities Chris Woronka 212-250-9376 Chris.Woronka@db.com Evercore ISI Richard Hightower 212-752-0886 rhightower@evercoreisi.com Goldman Sachs & Co. Stephen Grambling 212-902-7832 Stephen.Grambling@gs.com Green Street Advisors Lukas Hartwich 949-640-8780 lhartwich@greenstreetadvisors.com Instinet LLC Harry Curtis 212-310-5414 Harry.curtis@instinet.com Jefferies David Katz 212-323-3355 dkatz@jefferies.com J.P. Morgan Securities Joe Greff 212-622-0548 Joseph.greff@jpmorgan.com Morgan Stanley & Co. Thomas Allen 212-761-3356  Thomas.Allen@morganstanley.com Raymond James & Associates Bill Crow 727-567-2594 Bill.crow@raymondjames.com RBC Capital Markets Wes Golladay 440-715-2650 Wes.Golladay@rbccm.com Robert W. Baird Mike Bellisario 414-298-6130 mbellisario@rwbaird.com Stifel, Nicolaus & Co. Simon Yarmak 443-224-1345 yarmaks@stifel.com SunTrust Robert Humphrey C. Patrick Scholes 212-319-3915 Patrick.scholes@suntrust.com UBS Securities LLC Robin Farley 212-713-2060 Robin.farley@ubs.com Wells Fargo Securities LLC Dori Kesten 617-603-4233 dori.kesten@wellsfargo.com Wolfe Research Jared Shojaian 214-699-4506 jshojaian@wolferesearch.com The Company is followed by the analysts listed above.  Please note that any opinions, estimates or forecasts regarding the Company’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of the Company or its management.  The Company does not by its reference above imply its endorsement of or concurrence with any of such analysts’ information, conclusions or recommendations.

Overview Forward-Looking Statements This supplemental information contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the duration and scope of the COVID-19 pandemic and its short and longer-term impact on the demand for travel, transient and group business, and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies, travel, and economic activity, including the duration and magnitude of its impact on unemployment rates, business investment and consumer discretionary spending; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in U.S. markets where we own hotels and a worsening of economic conditions or low levels of economic growth in these markets; the effects of steps we and our hotel managers take to reduce operating costs in response to the COVID-19 pandemic; other changes (apart from the COVID-19 pandemic) in national and local economic and business conditions and other factors such as natural disasters, and weather that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and dispositions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to make special dividends; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this supplemental presentation is as of May 7, 2020, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. All Owned Hotel Operating Statistics and Results and Non-GAAP Financial Measures To facilitate a quarter-to-quarter comparison of our operations, we typically present certain operating statistics and operating results for the periods included in this presentation on a comparable hotel basis. However, due to the COVID-19 pandemic and its effects on operations, there is little comparability between periods. For this reason, we are temporarily suspending our comparable hotel presentation and instead present hotel operating results for all consolidated hotels and, to facilitate comparisons between periods, we are presenting results on a pro forma basis including the following adjustments: (1) operating results are presented for all consolidated properties owned as of March 31, 2020 but do not include the results of operations for properties sold in 2019; and (2) operating results for acquisitions in the current and prior year are reflected for full calendar years, to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. See the Notes to Supplemental Financial Information for further information on these pro forma statistics and the limitations on their use. Included in this supplemental information are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP (U.S. generally accepted accounting principles), within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA (for both the Company and hotel level), (iii) EBITDAre and Adjusted EBITDAre, (iv) Net Operating Income (NOI) and (v) All Owned Hotel Property Level Operating Results (and the related margins). Also included are reconciliations to the most directly comparable GAAP measures. See the Notes to Supplemental Financial Information for definitions of these measures, why we believe these measures are useful and limitations on their use. Also included in this supplemental information is our leverage ratio, unsecured interest coverage ratio and fixed charge coverage ratio, calculated in accordance with our credit facility, along with our EBITDA to interest coverage ratio, indenture indebtedness test, indenture secured indebtedness test, and indenture unencumbered assets to unsecured indebtedness test, calculated in accordance with our senior notes indenture covenants. Included with these ratios are reconciliations calculated in accordance with GAAP. See the Notes to Supplemental Financial Information for information on how these supplemental measures are calculated, why we believe they are useful and limitations on their use. Host Hotels & Resorts

Corporate Financial Information Host Hotels & Resorts

Corporate Financial Information Condensed Consolidated Balance Sheets (unaudited, in millions, except shares and per share amounts) Host Hotels & Resorts March 31, 2020 December 31, 2019 ASSETS Property and equipment, net $9,628 $9,671 Right-of-use assets 598 595 Due from managers 37 63 Advances to and investments in affiliates 61 56 Furniture, fixtures and equipment replacement fund 165 176 Other 161 171 Cash and cash equivalents 2,796 1,573 Total assets $13,446 $12,305 LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY Debt Senior notes $2,777 $2,776 Credit facility, including term loans of $997 2,489 989 Other debt 29 29 Total debt 5,295 3,794 Lease liabilities 609 606 Accounts payable and accrued expenses 222 263 Other 166 175 Total liabilities 6,292 4,838 Redeemable non-controlling interests - Host Hotels & Resorts, L.P. 84 142 Host Hotels & Resorts, Inc. stockholders’ equity: Common stock, par value $.01, 1,050 million shares authorized, 704.9 million shares and 713.4 million shares issued and outstanding, respectively 7 7 Additional paid-in capital 7,580 7,675 Accumulated other comprehensive loss (72) (56) Deficit (451) (307) Total equity of Host Hotels & Resorts, Inc. stockholders 7,064 7,319 Non-redeemable non-controlling interests—other consolidated partnerships 6 6 Total equity 7,070 7,325 Total liabilities, non-controlling interests and equity $13,446 $12,305

Corporate Financial Information Condensed Consolidated Statements of Operations (unaudited, in millions, except per share amounts) Host Hotels & Resorts Quarter ended March 31, 2020 2019 Revenues Rooms $626 $857 Food and beverage 330 433 Other 96 100 Total revenues 1,052 1,390 Expenses Rooms 187 217 Food and beverage 245 285 Other departmental and support expenses 319 327 Management fees 30 54 Other property-level expenses 93 92 Depreciation and amortization 164 170 Corporate and other expenses 25 29 Total operating costs and expenses 1,063 1,174 Operating profit (loss) (11) 216 Interest income 6 8 Interest expense (37) (43) Other gains/(losses) (1) 5 Loss on foreign currency transactions and derivatives (1) — Equity in earnings of affiliates 4 5 Income (loss) before income taxes (40) 191 Benefit (provision) for income taxes 37 (2) Net income (loss) (3) 189 Less: Net income attributable to non-controlling interests — (3) Net income (loss) attributable to Host Inc. $(3) $186 Basic and diluted earnings per common share $— $.25

Corporate Financial Information Earnings per Common Share (unaudited, in millions, except per share amounts) ___________ (1) Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by minority partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period. Host Hotels & Resorts Quarter ended March 31, 2020 2019 Net income (loss) $(3) $189 Less: Net income attributable to non-controlling interests — (3) Net income (loss) attributable to Host Inc. $(3) $186 Basic weighted average shares outstanding 708.1 740.6 Assuming distribution of common shares granted under the comprehensive stock plans, less shares assumed purchased at market — .2 Diluted weighted average shares outstanding (1) 708.1 740.8 Basic and diluted earnings per common share $— $.25

Corporate Financial Information (unaudited, in millions) Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre (1) (1) See the Notes to Supplemental Financial Information for discussion of these non-GAAP measures. (2) Reflects the sale of one hotel in 2019. Host Hotels & Resorts Quarter ended March 31, 2020 2019 Net income (loss) $(3) $189 Interest expense 37 43 Depreciation and amortization 164 170 Income taxes (37) 2 EBITDA 161 404 (Gain) loss on dispositions (2) 1 (2) Equity investment adjustments: Equity in earnings of affiliates (4) (5) Pro rata EBITDAre of equity investments 6 9 EBITDA and Adjusted EBITDAre $164 $406 ___________

Corporate Financial Information (unaudited, in millions, except per share amounts) Reconciliation of Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share(1) __________ (1-2) Refer to the corresponding footnote on the Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre. (3) Diluted earnings per common share, NAREIT FFO per diluted share and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by non-controlling partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP units. No effect is shown for securities if they are anti-dilutive. Host Hotels & Resorts Quarter ended March 31, 2020 2019 Net income (loss) $(3) $189 Less: Net income attributable to non-controlling interests — (3) Net income (loss) attributable to Host Inc. (3) 186 Adjustments: (Gain) loss on dispositions (2) 1 (2) Depreciation and amortization 164 169 Equity investment adjustments: Equity in earnings of affiliates (4) (5) Pro rata FFO of equity investments 4 9 Consolidated partnership adjustments: FFO adjustment for non-controlling partnerships — 1 FFO adjustments for non-controlling interests of Host L.P. (2) (2) NAREIT and Adjusted FFO $160 $356 For calculation on a per share basis (3): Diluted weighted average shares outstanding - EPS 708.1 740.8 Assuming issuance of common shares granted under the comprehensive stock plans 0.4 — Diluted weighted average shares outstanding - NAREIT FFO and Adjusted FFO 708.5 740.8 Diluted earnings per common share $— $.25 NAREIT FFO and Adjusted FFO per diluted share $.23 $.48

Property Level Data Host Hotels & Resorts

Property Level Data (unaudited, in millions, except hotel statistics) All Owned Hotel Pro Forma Results (1) Host Hotels & Resorts Quarter ended March 31, 2020 2019 Number of hotels 80 80 Number of rooms 46,669 46,669 Change in hotel Total RevPAR (2) - Constant US$ (21.0)% — Nominal US$ (21.1)% — Change in hotel RevPAR (3) - Constant US$ (23.3)% — Nominal US$ (23.4)% — Operating profit (loss) margin (4) (1.0)% 15.5% All Owned Hotel Pro Forma EBITDA margin (4) 16.9% 30.4% Food and beverage profit margin (4) 25.8% 34.2% All Owned Hotel Pro Forma food and beverage profit margin (4) 25.8% 34.4% Net income (loss) $(3) $189 Depreciation and amortization 164 170 Interest expense 37 43 Provision (benefit) for income taxes (37) 2 Gain on sale of property and corporate level income/expense 17 11 Pro forma adjustments (5) — (15) All Owned Hotel Pro Forma EBITDA $178 $400

Property Level Data

All Owned Hotel Pro Forma Results [(1)] (continued)

(unaudited, in millions, except hotel statistics)

	Quarter ended March 31, 2020			Quarter ended March 31, 2019			
		Adjustments			Adjustments		
	GAAP Results	Depreciation and corporate level items	**All Owned Hotel Pro Forma Results[(5)]**	**GAAP Results**	Pro forma adjustments [(5)]	Depreciation and corporate level items	**All Owned Hotel Pro Forma Results[(5)]**
Revenues							
Room	$626	$—	$626	$857	$(49)	$—	$808
Food and beverage	330	—	330	433	(20)	—	413
Other	96	—	96	100	(7)	—	93
Total revenues	1,052	—	1,052	1,390	(76)	—	1,314
Expenses							
Room	187	—	187	217	(14)	—	203
Food and beverage	245	—	245	285	(14)	—	271
Other	442	—	442	473	(33)	—	440
Depreciation and amortization	164	(164)	—	170	—	(170)	—
Corporate and other expenses	25	(25)	—	29	—	(29)	—
Total expenses	1,063	(189)	874	1,174	(61)	(199)	914
Operating Profit (Loss) – All Owned Hotel Pro Forma EBITDA	$(11)	$189	$178	$216	$(15)	$199	$400

(1) See the Notes to Supplemental Financial Information for a discussion of non-GAAP measures and the calculation of all owned hotel pro forma results, including the limitations on their use.
(2) Total Revenue per Available Room ("Total RevPAR") is a summary measure of hotel results calculated by dividing the sum of room, food and beverage and other ancillary service revenue by room nights available to guests for the period. It includes ancillary revenues not included within RevPAR.
(3) RevPAR is the product of the average daily room rate charged and the average daily occupancy achieved.
(4) Profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP profit margins are calculated using amounts presented in the condensed consolidated statements of operations. Hotel margins are calculated using amounts presented in the above tables.
(5) Pro forma adjustments represent the following items: (i) the elimination of results of operations of our sold hotels, which operations are included in our condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired during the presented periods. For this presentation, we no longer adjust for certain items such as gains on insurance settlements, the results of our leased office buildings and other non-hotel revenue and expense items, and they are included in the All Owned Hotel Pro Forma results.

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Host Hotels & Resorts

Property Level Data

Hotel Results by Location in Nominal US$

(unaudited, in millions, except hotel statistics and per room basis)

	Quarter ended March 31, 2020								
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room	Hotel Net Income (Loss)	Hotel EBITDA (1)
Maui/Oahu	4	1,983	$469.81	74.5%	$350.05	$92.7	$513.46	$17.2	$28.8
Miami	3	1,276	443.30	70.9	314.11	59.8	498.35	17.0	22.7
Florida Gulf Coast	5	1,841	430.81	70.8	305.01	103.7	619.05	32.7	42.0
Phoenix	3	1,654	369.52	67.1	248.11	83.2	552.93	19.4	32.0
Jacksonville	1	446	363.41	57.0	207.28	18.9	466.16	1.1	3.2
San Francisco/San Jose	7	4,528	295.37	59.3	175.08	104.8	254.37	0.8	19.7
San Diego	3	3,288	244.32	61.2	149.44	87.1	291.18	2.0	19.8
Los Angeles	4	1,726	217.17	68.7	149.12	34.8	221.85	(5.6)	(0.8)
New Orleans	1	1,333	202.36	65.3	132.09	24.0	197.80	4.5	7.2
Washington, D.C. (CBD) (3)	5	3,238	230.32	54.0	124.28	54.1	183.71	(6.4)	3.3
New York	3	4,261	220.61	56.1	123.75	76.4	197.15	(39.5)	(26.6)
Orlando	1	2,004	215.31	57.1	123.02	52.6	288.47	9.1	15.9
Atlanta	4	1,682	192.55	63.1	121.49	30.0	196.11	2.9	8.3
Orange County	2	925	197.46	58.4	115.30	17.0	202.33	0.7	3.1
Philadelphia	2	810	173.70	62.8	109.04	13.3	180.62	(2.6)	0.4
Northern Virginia	3	1,252	206.66	52.7	108.90	20.6	180.68	(1.5)	1.7
Houston	4	1,716	175.23	61.3	107.38	25.4	162.63	(0.9)	4.0
Seattle	2	1,315	193.42	54.0	104.51	17.9	149.34	(5.5)	(1.5)
Boston	3	2,715	177.13	53.0	93.85	35.1	141.90	(12.6)	(6.2)
Denver	3	1,340	161.52	50.1	80.92	15.3	125.09	(2.0)	2.0
San Antonio	2	1,512	186.32	43.0	80.16	16.8	122.14	(3.1)	0.2
Chicago	4	1,816	142.48	47.5	67.69	15.8	95.61	(11.3)	(5.8)
Other	6	2,509	166.44	57.3	95.36	30.7	134.38	(0.7)	3.7
Other property level (2)						7.2		(0.2)	(0.2)
Domestic	75	45,170	253.53	59.1	149.75	1,037.2	250.37	15.5	176.9
International	5	1,499	138.21	53.3	73.70	14.6	106.43	(1.0)	1.3
All Locations - Nominal US$	80	46,669	$250.18	58.9%	$147.31	$1,051.8	$245.75	$14.5	$178.2
Gain on sale of property and corporate level income/expense (1)						—		(17.5)	(16.8)
Total	80	46,669	—	—	—	$1,051.8	—	$(3.0)	$161.4

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense". Refer to the table below for reconciliation of net income to EBITDA by location.
(2) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.
(3) CBD refers to the central business district.

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Host Hotels & Resorts

Property Level Data

Hotel Results by Location in Nominal US$
Reconciliation of Hotel Net Income (Loss) to Hotel EBITDA

(unaudited, in millions, except hotel statistics)

	Quarter ended March 31, 2020						
Location	No. of Properties	No. of Rooms	Hotel Net Income (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Equals: Hotel EBITDA
Maui/Oahu	4	1,983	$17.2	$11.6	$ —	$—	$28.8
Miami	3	1,276	17.0	5.7	—	—	22.7
Florida Gulf Coast	5	1,841	32.7	9.3	—	—	42.0
Phoenix	3	1,654	19.4	12.6	—	—	32.0
Jacksonville	1	446	1.1	2.1	—	—	3.2
San Francisco/San Jose	7	4,528	0.8	18.9	—	—	19.7
San Diego	3	3,288	2.0	17.8	—	—	19.8
Los Angeles	4	1,726	(5.6)	4.8	—	—	(0.8)
New Orleans	1	1,333	4.5	2.7	—	—	7.2
Washington, D.C. (CBD)	5	3,238	(6.4)	9.7	—	—	3.3
New York	3	4,261	(39.5)	12.9	—	—	(26.6)
Orlando	1	2,004	9.1	6.8	—	—	15.9
Atlanta	4	1,682	2.9	5.4	—	—	8.3
Orange County	2	925	0.7	2.4	—	—	3.1
Philadelphia	2	810	(2.6)	3.0	—	—	0.4
Northern Virginia	3	1,252	(1.5)	3.2	—	—	1.7
Houston	4	1,716	(0.9)	4.9	—	—	4.0
Seattle	2	1,315	(5.5)	4.0	—	—	(1.5)
Boston	3	2,715	(12.6)	6.4	—	—	(6.2)
Denver	3	1,340	(2.0)	4.0	—	—	2.0
San Antonio	2	1,512	(3.1)	3.3	—	—	0.2
Chicago	4	1,816	(11.3)	5.5	—	—	(5.8)
Other	6	2,509	(0.7)	4.4	—	—	3.7
Other property level			(0.2)	—	—	—	(0.2)
Domestic	75	45,170	15.5	161.4	—	—	176.9
International	5	1,499	(1.0)	2.3	—	—	1.3
All Locations - Nominal US$	80	46,669	$14.5	$163.7	$—	$—	$178.2
Gain on sale of property and corporate level income/expense			(17.5)	0.7	37.1	(37.1)	(16.8)
Total	80	46,669	$(3.0)	$164.4	$37.1	$(37.1)	$161.4

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Host Hotels & Resorts

Property Level Data

Hotel Results by Location in Nominal US$

(unaudited, in millions, except hotel statistics and per room basis)

	Quarter ended March 31, 2019								
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room	Hotel Net Income	Hotel EBITDA (1)
Maui/Oahu	4	1,983	$437.66	89.0%	$389.36	$104.3	$584.39	$26.9	$38.3
Miami	3	1,276	408.86	85.9	351.13	62.1	522.30	14.8	27.3
Florida Gulf Coast	5	1,841	439.30	83.1	364.98	116.7	702.94	41.3	50.3
Phoenix	3	1,654	373.48	82.7	308.80	95.9	644.54	35.6	42.3
Jacksonville	1	446	367.78	78.6	289.04	27.7	690.11	7.4	9.7
San Francisco/San Jose	7	4,528	305.80	77.3	236.51	134.6	330.84	33.7	49.1
San Diego	3	3,288	252.91	76.9	194.59	103.4	349.55	19.6	35.1
Los Angeles	4	1,726	223.86	86.5	193.59	44.9	289.21	4.3	9.5
New Orleans	1	1,333	209.79	81.6	171.18	30.0	249.87	8.5	11.3
Washington, D.C. (CBD)	5	3,238	247.89	73.3	181.79	75.1	257.64	9.3	19.3
New York	3	4,261	236.38	72.0	170.27	102.6	267.69	(20.3)	(4.6)
Orlando	1	2,004	208.20	79.0	164.41	69.5	385.22	20.4	26.0
Atlanta	4	1,682	227.57	76.7	174.60	41.3	272.88	12.9	16.1
Orange County	2	925	201.08	79.0	158.85	22.4	269.03	6.5	6.7
Philadelphia	2	810	190.16	78.1	148.48	17.7	242.24	—	3.3
Northern Virginia	3	1,252	210.16	65.7	138.09	27.0	239.65	4.2	6.7
Houston	4	1,716	182.60	75.8	138.36	31.0	201.04	4.3	9.2
Seattle	2	1,315	194.12	77.4	150.15	24.1	203.91	(0.5)	3.6
Boston	3	2,715	190.33	69.4	132.03	48.0	196.44	(2.5)	5.9
Denver	3	1,340	161.82	64.7	104.75	19.1	158.27	0.6	4.9
San Antonio	2	1,512	196.01	77.4	151.75	31.3	229.98	6.4	9.1
Chicago	4	1,816	148.27	60.4	89.50	20.9	128.94	(8.4)	(1.3)
Other	6	2,509	168.26	73.1	122.94	39.5	175.07	10.9	10.0
Other property level (2)	—	—	—	—	—	6.1	—	8.2	8.2
Domestic	75	45,170	256.56	76.2	195.38	1,295.2	316.95	244.1	396.0
International	5	1,499	143.88	67.6	97.32	19.0	140.81	1.4	4.1
All Locations - Nominal US$	80	46,669	$253.34	75.9%	$192.23	$1,314.2	$311.30	$245.5	$400.1
Pro forma adjustments (3)						75.8		—	14.5
Gain on sale of property and corporate level income/expense (1)						—		(56.5)	(10.5)
Total	80	46,669	—	—	—	$1,390.0	—	$189.0	$404.1

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense". Refer to the table below for reconciliation of net income to EBITDA by location.

(2) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

(3) Pro forma adjustments represent the following items: (i) the results of operations of our sold hotels, which operations are included in our condensed consolidated statements of operations as continuing operations and (ii) the results for periods prior to our ownership for hotels acquired during the presented periods.

16

Host Hotels & Resorts

Property Level Data

Hotel Results by Location in Nominal US$
Reconciliation of Hotel Net Income to Hotel EBITDA

(unaudited, in millions, except hotel statistics)

	Quarter ended March 31, 2019							
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Pro forma adjustments [1]	Equals: Hotel EBITDA
Maui/Oahu	4	1,983	$26.9	$11.4	$—	$—	$ —	$38.3
Miami	3	1,276	14.8	4.0	—	—	8.5	27.3
Florida Gulf Coast	5	1,841	41.3	9.0	—	—	—	50.3
Phoenix	3	1,654	35.6	13.4	—	—	(6.7)	42.3
Jacksonville	1	446	7.4	2.3	—	—	—	9.7
San Francisco/San Jose	7	4,528	33.7	15.4	—	—	—	49.1
San Diego	3	3,288	19.6	20.6	—	—	(5.1)	35.1
Los Angeles	4	1,726	4.3	5.2	—	—	—	9.5
New Orleans	1	1,333	8.5	2.8	—	—	—	11.3
Washington, D.C. (CBD)	5	3,238	9.3	10.0	—	—	—	19.3
New York	3	4,261	(20.3)	12.7	—	—	3.0	(4.6)
Orlando	1	2,004	20.4	5.6	—	—	—	26.0
Atlanta	4	1,682	12.9	5.2	—	—	(2.0)	16.1
Orange County	2	925	6.5	3.1	—	—	(2.9)	6.7
Philadelphia	2	810	—	3.3	—	—	—	3.3
Northern Virginia	3	1,252	4.2	4.4	—	—	(1.9)	6.7
Houston	4	1,716	4.3	4.9	—	—	—	9.2
Seattle	2	1,315	(0.5)	4.1	—	—	—	3.6
Boston	3	2,715	(2.5)	9.0	—	—	(0.6)	5.9
Denver	3	1,340	0.6	4.3	—	—	—	4.9
San Antonio	2	1,512	6.4	2.7	—	—	—	9.1
Chicago	4	1,816	(8.4)	7.2	—	—	(0.1)	(1.3)
Other	6	2,509	10.9	5.8	—	—	(6.7)	10.0
Other property level	—	—	8.2	—	—	—	—	8.2
Domestic	75	45,170	244.1	166.4	—	—	(14.5)	396.0
International	5	1,499	1.4	2.7	—	—	—	4.1
All Locations - Nominal US$	80	46,669	$245.5	$169.1	$—	$—	$(14.5)	$400.1
Pro forma adjustments			—	—	—	—	14.5	14.5
Gain on sale of property and corporate level income/expense			(56.5)	1.2	43.3	1.5	—	(10.5)
Total	80	46,669	$189.0	$170.3	$43.3	$1.5	$—	$404.1

(1) Pro forma adjustments represent the following items: (i) the results of operations of our sold hotels, which operations are included in our condensed consolidated statements of operations as continuing operations and (ii) the results for periods prior to our ownership for hotels acquired during the presented periods.

17
Host Hotels & Resorts

Property Level Data

Top 40 Domestic Hotels by Total RevPAR For the Year ended December 31, 2019

(unaudited, in millions, except hotel statistics and per room basis)

			Year ended December 31, 2019							
	Hotel	Location	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room	Hotel Net Income (Loss)	Hotel EBITDA [1]
1	The Ritz-Carlton, Naples	Florida Gulf Coast	450	$595.81	68.0%	$405.06	$138.3	$841.74	$32.3	$46.5
2	Andaz Maui at Wailea Resort	Maui/Oahu	301	600.56	87.5	525.47	91.2	829.82	16.7	25.9
3	1 Hotel South Beach[2]	Miami	433	615.15	79.5	488.90	143.1	820.25	25.3	48.7
4	Fairmont Kea Lani, Maui	Maui/Oahu	450	600.11	87.2	523.41	123.9	754.28	27.5	43.2
5	The Phoenician, A Luxury Collection Resort	Phoenix	645	375.68	74.6	280.36	153.4	651.46	18.4	49.9
6	The Ritz-Carlton, Amelia Island	Jacksonville	446	372.94	73.5	274.07	99.9	613.80	25.0	34.1
7	Hyatt Regency Maui Resort and Spa	Maui/Oahu	806	355.40	86.5	307.40	154.3	524.41	40.2	54.7
8	The Ritz-Carlton, Marina del Rey	Los Angeles	304	361.17	84.4	304.93	54.4	490.66	8.3	12.8
9	The Don CeSar	Florida Gulf Coast	347	294.26	74.3	218.60	57.5	453.69	11.4	19.1
10	New York Marriott Marquis	New York	1,966	320.22	87.1	278.88	318.4	443.69	37.6	63.2
11	The Westin Kierland Resort & Spa	Phoenix	732	254.93	68.0	173.35	111.6	417.63	22.9	34.1
12	W Hollywood	Los Angeles	305	291.84	83.3	243.05	45.1	404.94	1.6	9.4
13	The Ritz-Carlton Golf Resort, Naples	Florida Gulf Coast	295	341.76	62.7	214.34	43.0	399.62	7.9	12.2
14	The Logan	Philadelphia	391	253.44	80.4	203.74	54.7	383.34	8.6	18.3
15	Marriott Marquis San Diego Marina	San Diego	1,360	256.88	81.1	208.36	189.9	382.50	33.1	65.9
16	San Francisco Marriott Marquis	San Francisco/San Jose	1,500	305.19	83.3	254.25	204.8	374.01	37.8	63.6
17	Grand Hyatt San Francisco	San Francisco/San Jose	668	323.37	87.5	283.01	88.4	362.64	10.0	22.3
18	Hyatt Regency Coconut Point Resort and Spa	Florida Gulf Coast	454	235.61	71.8	169.16	59.9	361.77	9.7	16.8
19	The Ritz-Carlton, Tysons Corner	Northern Virginia	398	264.32	75.7	199.98	51.6	354.98	4.4	11.3
20	Manchester Grand Hyatt San Diego	San Diego	1,628	244.17	77.7	189.63	207.9	349.89	41.0	70.2
21	JW Marriott Washington, DC	Washington, D.C. (CBD)	777	273.85	83.1	227.66	90.3	318.46	19.8	28.2
22	Coronado Island Marriott Resort & Spa	San Diego	300	242.75	81.0	196.68	34.9	318.28	2.9	9.6
23	Grand Hyatt Washington	Washington, D.C. (CBD)	897	241.75	83.8	202.53	103.8	317.13	16.7	32.4
24	Marina del Rey Marriott	Los Angeles	370	249.52	88.5	220.92	41.9	310.52	9.9	12.6
25	San Francisco Marriott Fisherman's Wharf	San Francisco/San Jose	285	285.26	93.1	265.51	32.2	309.45	5.4	8.8
26	Boston Marriott Copley Place	Boston	1,144	245.67	87.4	214.79	128.2	307.13	25.9	36.8
27	Orlando World Center Marriott	Orlando	2,004	184.12	67.9	125.02	221.4	302.71	48.1	71.2
28	Axiom Hotel	San Francisco/San Jose	152	263.01	86.8	228.31	16.6	299.53	4.2	8.5
29	Sheraton New York Times Square Hotel	New York	1,780	252.54	85.2	215.19	193.2	297.32	(0.1)	18.9
30	Newport Beach Marriott Hotel & Spa	Orange County	532	203.11	78.9	160.30	54.6	281.10	15.7	19.7
31	The Westin Chicago River North	Chicago	445	252.40	77.2	194.98	43.2	274.75	3.8	9.8
32	Hyatt Regency San Francisco Airport	San Francisco/San Jose	789	206.79	89.9	185.94	77.7	269.66	10.4	24.0
33	Washington Marriott at Metro Center	Washington, D.C. (CBD)	459	232.44	84.3	196.00	44.2	263.91	10.1	12.6
34	The St. Regis Houston	Houston	232	282.43	60.1	169.83	22.2	262.70	1.0	3.1
35	Hyatt Regency Washington on Capitol Hill	Washington, D.C. (CBD)	838	231.27	76.9	177.82	79.7	260.49	10.8	20.6
36	New York Marriott Downtown	New York	513	268.99	75.0	201.65	47.9	256.03	4.6	10.4
37	Grand Hyatt Atlanta in Buckhead	Atlanta	439	178.60	85.8	153.24	40.7	254.13	8.7	13.5
38	The Westin Seattle	Seattle	891	217.11	82.1	178.31	81.9	251.90	9.6	19.9
39	JW Marriott Atlanta Buckhead	Atlanta	371	192.56	79.0	152.18	33.6	248.19	8.2	11.5
40	Swissôtel Chicago	Chicago	662	195.30	74.3	145.10	59.8	247.46	9.7	19.2
	Total Top 40		27,759	$282.65	80.3%	$226.90	$3,839.3	378.51	$645.1	$1,113.5 *
	Remaining 40 hotels		18,911	185.75	76.2%	141.55	1,388.6	201.23	236.1	408.4
	Pro forma adjustment for 1 Hotel South Beach [2]						(20.1)		-	(8.3)
	Gain on sale of property, sold property operations and corporate level income/ expense[1]						260.9		50.8	24.6
	Total		46,670	—	—	—	$5,468.7	—	$932.0	$1,538.2

*Represents 72% of our EBITDAre.

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property, sold property operations and corporate level income/expense". Refer to the table below for a reconciliation of net income (loss) to Hotel EBITDA. The total represents Host Hotel's EBITDAre, as defined in the Notes to Supplemental Financial Information.

(2) The Hotel EBITDA results for the 1 Hotel South Beach acquired in February 2019 are included on a pro forma basis, which includes operating results assuming the hotel was owned as of January 1, 2019 and based on actual results obtained from the manager for periods prior to our ownership. For this hotel, since the operations include periods prior to our ownership, the results may not necessarily correspond to our actual results.

18

Host Hotels & Resorts

Property Level Data

Top 40 Domestic Hotels by Total RevPAR Reconciliation of Hotel Net Income (Loss) to Hotel EBITDA and EBITDA*re*

(unaudited, in millions, except hotel statistics)

Year ended December 31, 2019

	Hotel	Location	No. of Rooms	Hotel Net Income (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Less: Gain on dispositions	Plus: Equity Investment Adjustments	Plus: Pro Forma Adjustments (1)	Equals: Hotel EBITDA
1	The Ritz-Carlton, Naples	Florida Gulf Coast	450	$32.3	$14.2	$-	$-	$-	$-	$-	$46.5
2	Andaz Maui at Wailea Resort	Maui/Oahu	301	16.7	9.2	-	-	-	-	-	25.9
3	1 Hotel South Beach (1)	Miami	433	25.3	15.1	-	-	-	-	8.3	48.7
4	Fairmont Kea Lani, Maui	Maui/Oahu	450	27.5	15.7	-	-	-	-	-	43.2
5	The Phoenician, A Luxury Collection Resort	Phoenix	645	18.4	31.5	-	-	-	-	-	49.9
6	The Ritz-Carlton, Amelia Island	Jacksonville	446	25.0	9.1	-	-	-	-	-	34.1
7	Hyatt Regency Maui Resort and Spa	Maui/Oahu	806	40.2	14.5	-	-	-	-	-	54.7
8	The Ritz-Carlton, Marina del Rey	Los Angeles	304	8.3	4.5	-	-	-	-	-	12.8
9	The Don CeSar	Florida Gulf Coast	347	11.4	7.7	-	-	-	-	-	19.1
10	New York Marriott Marquis	New York	1,966	37.6	25.6	-	-	-	-	-	63.2
11	The Westin Kierland Resort & Spa	Phoenix	732	22.9	11.2	-	-	-	-	-	34.1
12	W Hollywood	Los Angeles	305	1.6	7.8	-	-	-	-	-	9.4
13	The Ritz-Carlton Golf Resort, Naples	Florida Gulf Coast	295	7.9	4.3	-	-	-	-	-	12.2
14	The Logan	Philadelphia	391	8.6	9.7	-	-	-	-	-	18.3
15	Marriott Marquis San Diego Marina	San Diego	1,360	33.1	32.8	-	-	-	-	-	65.9
16	San Francisco Marriott Marquis	San Francisco/San Jose	1,500	37.8	25.8	-	-	-	-	-	63.6
17	Grand Hyatt San Francisco	San Francisco/San Jose	668	10.0	12.3	-	-	-	-	-	22.3
18	Hyatt Regency Coconut Point Resort and Spa	Florida Gulf Coast	454	9.7	7.1	-	-	-	-	-	16.8
19	The Ritz-Carlton, Tysons Corner	Northern Virginia	398	4.4	6.9	-	-	-	-	-	11.3
20	Manchester Grand Hyatt San Diego	San Diego	1,628	41.0	29.2	-	-	-	-	-	70.2
21	JW Marriott Washington, DC	Washington, D.C. (CBD)	777	19.8	8.4	-	-	-	-	-	28.2
22	Coronado Island Marriott Resort & Spa	San Diego	300	2.9	6.7	-	-	-	-	-	9.6
23	Grand Hyatt Washington	Washington, D.C. (CBD)	897	16.7	15.7	-	-	-	-	-	32.4
24	Marina del Rey Marriott	Los Angeles	370	9.9	2.7	-	-	-	-	-	12.6
25	San Francisco Marriott Fisherman's Wharf	San Francisco/San Jose	285	5.4	3.4	-	-	-	-	-	8.8
26	Boston Marriott Copley Place	Boston	1,144	25.9	10.9	-	-	-	-	-	36.8
27	Orlando World Center Marriott	Orlando	2,004	48.1	23.1	-	-	-	-	-	71.2
28	Axiom Hotel	San Francisco/San Jose	152	4.2	4.3	-	-	-	-	-	8.5
29	Sheraton New York Times Square Hotel	New York	1,780	(0.1)	19.0	-	-	-	-	-	18.9
30	Newport Beach Marriott Hotel & Spa	Orange County	532	15.7	4.0	-	-	-	-	-	19.7
31	The Westin Chicago River North	Chicago	445	3.8	6.0	-	-	-	-	-	9.8
32	Hyatt Regency San Francisco Airport	San Francisco/San Jose	789	10.4	13.6	-	-	-	-	-	24.0
33	Washington Marriott at Metro Center	Washington, D.C. (CBD)	459	10.1	2.5	-	-	-	-	-	12.6
34	The St. Regis Houston	Houston	232	1.0	2.1	-	-	-	-	-	3.1
35	Hyatt Regency Washington on Capitol Hill	Washington, D.C. (CBD)	838	10.8	9.8	-	-	-	-	-	20.6
36	New York Marriott Downtown	New York	513	4.6	5.8	-	-	-	-	-	10.4
37	Grand Hyatt Atlanta in Buckhead	Atlanta	439	8.7	4.8	-	-	-	-	-	13.5
38	The Westin Seattle	Seattle	891	9.6	10.3	-	-	-	-	-	19.9
39	JW Marriott Atlanta Buckhead	Atlanta	371	8.2	3.3	-	-	-	-	-	11.5
40	Swissôtel Chicago	Chicago	662	9.7	9.5	-	-	-	-	-	19.2
	Total Top 40		27,759	$645.1	$460.1	$-	$-	$-	$-	$8.3	$1,113.5
	Remaining 40 hotels		18,911	236.1	172.3	-	-	-	-	-	408.4
	Pro forma adjustment for 1 Hotel South Beach acquisition (1)			-	-	-	-	-	-	(8.3)	(8.3)
	Gain on sale of property, sold property operations and corporate level income/ expense			50.8	43.7	222.4	29.5	(334.1)	12.3	-	24.6
	Total		46,670	$932.0	$676.1	$222.4	$29.5	$(334.1)	$12.3	$-	$1,538.2

(1) The Hotel EBITDA results for the 1 Hotel South Beach acquired in February 2019 are included on a pro forma basis, which includes operating results assuming the hotel was owned as of January 1, 2019 and based on actual results obtained from the manager for periods prior to our ownership. For this hotel, since the operations include periods prior to our ownership, the results may not necessarily correspond to our actual results.

19

Host Hotels & Resorts

Capitalization Host Hotels & Resorts

Capitalization

Comparative Capitalization

(in millions, except security pricing and per share amounts)

Shares/Units	As of March 31, 2020	As of December 31, 2019	As of September 30, 2019	As of June 30, 2019	As of March 31, 2019
Common shares outstanding	704.9	713.4	718.5	730.0	740.9
Common shares outstanding assuming conversion of OP Units [(1)]	712.5	721.0	726.2	737.8	748.6
Preferred OP Units outstanding	.01	.01	.01	.01	.01
Security pricing					
Common stock at end of quarter [(2)]	$11.04	$18.55	$17.29	$18.22	$18.90
High during quarter	18.23	18.86	18.46	19.88	20.14
Low during quarter	9.31	16.31	15.60	17.80	16.35
Capitalization					
Market value of common equity [(3)]	$7,866	$13,375	$12,556	$13,443	$14,149
Consolidated debt	5,295	3,794	4,442	3,864	3,862
Less: Cash	(2,796)	(1,573)	(2,030)	(1,107)	(1,082)
Consolidated total capitalization	10,365	15,596	14,968	16,200	16,929
Plus: Share of debt in unconsolidated investments	146	145	146	147	148
Pro rata total capitalization	$10,511	$15,741	$15,114	$16,347	$17,077

	Quarter ended March 31, 2020	Quarter ended December 31, 2019	Quarter ended September 30, 2019	Quarter ended June 30, 2019	Quarter ended March 31, 2019
Dividends declared per common share [(4)]	$0.20	$0.25	$0.20	$0.20	$0.20

(1) Each OP Unit is redeemable for cash or, at our option, for 1.021494 common shares of Host Inc. At March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, there were 7.5 million, 7.5 million, 7.6 million, 7.6 million and 7.6 million in common OP Units, respectively, held by non-controlling interests.

(2) Share prices are the closing price as reported by the New York Stock Exchange.

(3) Market value of common equity is calculated as the number of common shares outstanding including assumption of conversion of OP units multiplied the closing share price on that day.

(4) The dividend declared for the quarter ended March 31, 2020 was paid on April 15, 2020 and totaled $141 million.

21

Host Hotels & Resorts

Capitalization

Consolidated Debt Summary

(in millions)

Debt				
Senior debt	**Rate**	**Maturity date**	**March 31, 2020**	**December 31, 2019**
Series C	4¾%	3/2023	448	447
Series D	3¾%	10/2023	398	398
Series E	4%	6/2025	497	497
Series F	4½%	2/2026	397	397
Series G	3⅞%	4/2024	397	397
Series H	3⅜%	12/2029	640	640
2024 Credit facility term loan	2.0%	1/2024	498	498
2025 Credit facility term loan	2.0%	1/2025	499	499
Credit facility revolver (1)	1.8%	1/2024	1,492	(8)
			5,266	3,765
Other debt				
Other debt	5.0% - 8.8%	12/2020 - 02/2024	29	29
Total debt(2)(3)			$5,295	$3,794
Percentage of fixed rate debt			53%	74%
Weighted average interest rate			3.1%	3.8%
Weighted average debt maturity			4.8 years	5.4 years
Credit Facility				
Total capacity			$1,500	
Available capacity			—	
Assets encumbered by mortgage debt			—	

(1) The interest rate shown is the rate of the outstanding credit facility borrowings at March 31, 2020, based on LIBOR plus 90 basis points. Depending on Host L.P.'s unsecured long-term debt rating, interest on revolver borrowings is equal to LIBOR plus a margin ranging from 77.5 to 145 basis points. There were no outstanding credit facility borrowings at December 31, 2019; the amount shown represents deferred financing costs related to the credit facility revolver.

(2) In accordance with GAAP, total debt includes the debt of entities that we consolidate, but of which we do not own 100%, and excludes the debt of entities that we do not consolidate, but of which we have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of March 31, 2020, our share of debt in unconsolidated investments is $146 million and none of our debt is attributable to non-controlling interests.

(3) Total debt as of March 31, 2020 and December 31, 2019 includes net discounts and deferred financing costs of $34 million and $35 million, respectively.

22

Host Hotels & Resorts

Capitalization Consolidated Debt Maturity as of March 31, 2020 The term loan and revolver under our credit facility that are due in 2024 have extension options that would extend maturity of both instruments to 2025, subject to meeting certain conditions, including payment of a fee. Host Hotels & Resorts

Capitalization

Ground Lease Summary as of December 31, 2019

	Hotel	No. of rooms	Lessor Institution Type	Minimum rent	Current expiration	Expiration after all potential options [1]
		As of December 31, 2019				
1	Boston Marriott Copley Place	1,144	Public	N/A [2]	12/13/2077	12/13/2077
2	Coronado Island Marriott Resort & Spa	300	Public	1,378,850	10/31/2062	10/31/2078
3	Denver Marriott West	305	Private	160,000	12/28/2028	12/28/2058
4	Houston Airport Marriott at George Bush Intercontinental	573	Public	1,560,000	10/31/2053	10/31/2053
5	Houston Marriott Medical Center/Museum District	395	Non-Profit	160,000	12/28/2029	12/28/2059
6	Manchester Grand Hyatt San Diego	1,628	Public	6,600,000	5/31/2067	5/31/2083
7	Marina del Rey Marriott	370	Public	1,991,076	3/31/2043	3/31/2043
8	Marriott Downtown at CF Toronto Eaton Centre	461	Non-Profit	384,900	9/20/2082	9/20/2082
9	Marriott Marquis San Diego Marina	1,360	Public	7,650,541	11/30/2061	11/30/2083
10	Newark Liberty International Airport Marriott	591	Public	2,476,119	12/31/2055	12/31/2055
11	Philadelphia Airport Marriott	419	Public	1,230,278	6/29/2045	6/29/2045
12	San Antonio Marriott Rivercenter	1,000	Private	700,000	12/31/2033	12/31/2063
13	San Francisco Marriott Marquis	1,500	Public	1,500,000	8/25/2046	8/25/2076
14	San Ramon Marriott	368	Private	482,144	5/29/2034	5/29/2064
15	Santa Clara Marriott	766	Private	90,932	11/30/2028	11/30/2058
16	Tampa Airport Marriott	298	Public	1,463,770	12/31/2033	12/31/2033
17	The Ritz-Carlton, Marina del Rey	304	Public	1,453,104	7/29/2067	7/29/2067
18	The Ritz-Carlton, Tysons Corner	398	Private	993,900	6/30/2112	6/30/2112
19	The Westin Cincinnati	456	Public	100,000	6/30/2045	6/30/2075 [3]
20	The Westin Los Angeles Airport	747	Private	1,225,050	1/31/2054	1/31/2074 [4]
21	The Westin South Coast Plaza, Costa Mesa	393	Private	178,160	9/30/2025	9/30/2025
22	W Hollywood	305	Public	366,579	3/28/2106	3/28/2106
	Weighted average remaining lease term (assuming all extension options)		54 years			
	Percentage of leases (based on room count) with Public/Private/Non-Profit lessors		66%/28%/6%			

(1) Exercise of Host's option to extend is subject to certain conditions, including the existence of no defaults and subject to any applicable rent escalation or rent re-negotiation provisions.
(2) All rental payments have been previously paid and no further rental payments are required for the remainder of the lease term.
(3) No renewal term in the event the Lessor determines to discontinue use of building as a hotel.
(4) A condition of renewal is that the hotel's occupancy compares favorably to similar hotels for the preceding three years.

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Host Hotels & Resorts

Capitalization

2019 Property Dispositions

	Sales Price (in millions)[1]	Net income Cap Rate[4]	Cap Rate[2][4]	Net income multiple[4]	EBITDA multiple[3][4]
2019 completed sales	$1,281	4.6%	6.3%	21.6x	14.1x

(1) The table includes 14 properties that have sold as of December 31, 2019.

(2) The cap rate is calculated as the ratio between the trailing twelve month net operating income (NOI) and the sales price plus avoided capital expenditures. Avoided capital expenditures represents $202 million of estimated capital expenditure spend requirements for the properties in excess of escrow funding over the next 10 years, discounted at 8%.

(3) The EBITDA multiple is calculated as the ratio between the sales price plus avoided capital expenditures over the trailing twelve-month Hotel EBITDA. Avoided capital expenditures represents $439 million of estimated capital expenditure spend requirements for the properties including escrow funding over the next 10 years, discounted at 8%.

(4) Cap rates and multiples are based on the trailing twelve months from the disposition date of the hotel. Net income cap rate is calculated as the ratio between the trailing twelve month net income and the sales price. Net income multiple is calculated as the ratio between the sales price over the trailing twelve month Hotel net income. The following presents a reconciliation between the GAAP and non-GAAP measures. There was no interest expense or income tax related to these hotels for the periods presented.

	Trailing Twelve Months from Disposition Date (in millions)							
	Total Revenues	RevPAR	Total RevPAR	Hotel Net Income (Loss) [5]	Plus: Depreciation	Equals: Hotel EBITDA[5]	Renewal & Replacement funding	Hotel Net Operating Income
2019 completed sales	$465.6	$152.91	$215.69	$59.4	$53.9	$113.3	$(22.9)	$90.4

(5) Net income and Hotel EBITDA recorded in 2019 for completed sales totaled approximately $44 million and $64 million, respectively.

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Host Hotels & Resorts

COVID-19 Data Host Hotels & Resorts

COVID-19 Data – Financial Covenants

Credit Facility and Senior Notes Financial Performance Tests

(unaudited, in millions, except ratios)

The following tables present the financial performance tests for our credit facility and senior notes (Series D, E, F, G and H) issued after attaining investment grade status:

		At March 31, 2020[1]	
Credit Facility Financial Performance Tests	Permitted	GAAP ratio	Covenant Ratio
Leverage Ratio	Maximum 7.25x	7.2x	2.0x
Unsecured Interest Coverage Ratio	Minimum 1.75x[2]	3.4x	6.8x
Consolidated Fixed Charge Coverage Ratio	Minimum 1.25x	3.4x	4.6x

		At March 31, 2020[3]	
Bond Compliance Financial Performance Tests	Permitted	GAAP ratio	Covenant Ratio
Indebtedness Test	Maximum 65%	39%	25%
Secured Indebtedness Test	Maximum 40%	0%	0%
EBITDA-to-interest Coverage ratio	Minimum 1.5x	3.4x	6.6x
Ratio of Unencumbered Assets to Unsecured Indebtedness	Minimum 150%	254%	404%

(1) Covenant ratios are calculated using Host's credit facility definitions. The GAAP ratio is not relevant for the purpose of the financial covenants. See the following pages for a reconciliation of the equivalent GAAP measure.
(2) If the leverage ratio is greater than 7.0x then the unsecured interest coverage ratio minimum becomes 1.50x.
(3) Covenant ratios are calculated using Host's senior notes indenture definitions. The GAAP ratio is not relevant for the purpose of the financial covenants. See the following pages for a reconciliation of the equivalent GAAP measure.

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Host Hotels & Resorts

COVID-19 Data – Financial Covenants (unaudited, in millions, except ratios) Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio The following table presents the calculation of our leverage ratio as used in the financial covenants of the credit facility: (1) The following presents the reconciliation of debt to net debt per our credit facility definition: (2) The following presents the reconciliation of net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted EBITDA per our credit facility definition in determining leverage ratio: Host Hotels & Resorts The following tables present the calculation of our leverage ratio using GAAP measures and used in the financial covenants of the credit facility: GAAP Leverage Ratio Trailing twelve months March 31, 2020 Debt $5,295 Net income 740 GAAP Leverage Ratio 7.2x Leverage Ratio per Credit Facility Trailing twelve months March 31, 2020 Net debt (1) $2,599 Adjusted Credit Facility EBITDA (2) 1,276 Leverage Ratio 2.0x March 31, 2020 Debt $5,295 Less: Unrestricted cash over $100 million (2,696) Net debt per credit facility definition $2,599 Trailing twelve months March 31, 2020 Net income $740 Interest expense 216 Depreciation and amortization 656 Income taxes (9) EBITDA 1,603 Gain on dispositions (331) Non-cash impairment expense 14 Equity in earnings of affiliates (13) Pro rata EBITDAre of equity investments 23 EBITDAre 1,296 Gain on property insurance settlement (4) Adjusted EBITDAre 1,292 Pro forma EBITDA - Dispositions (41) Restricted stock expense and other non-cash items 38 Non-cash partnership adjustments (13) Adjusted Credit Facility EBITDA $1,276

COVID-19 Data – Financial Covenants (unaudited, in millions, except ratios) Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio The following tables present the calculation of our unsecured interest coverage ratio using GAAP measures and as used in the financial covenants of the credit facility: (2) The following reconciles GAAP interest expense to interest expense per our credit facility definition: Host Hotels & Resorts GAAP Interest Coverage Ratio Trailing twelve months March 31, 2020 Net income $740 Interest expense 216 GAAP Interest Coverage Ratio 3.4x Unsecured Interest Coverage per Credit Facility Ratio Trailing twelve months March 31, 2020 Unencumbered Consolidated EBITDA per credit facility definition(1) $1,309 Adjusted Credit Facility Interest expense (2) 193 Unsecured Interest Coverage Ratio 6.8x ________ (1) The following reconciles Adjusted Credit Facility EBITDA to Unencumbered Consolidated EBITDA per our credit facility definition. See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for calculation and reconciliation of net income to Adjusted Credit Facility EBITDA: Trailing twelve months March 31, 2020 Adjusted Credit Facility EBITDA $1,276 Corporate overhead 62 Interest income (29) Unencumbered Consolidated EBITDA per credit facility definition $1,309 Trailing twelve months March 31, 2020 GAAP Interest expense $216 Debt extinguishment costs (56) Deferred financing cost amortization (5) Capitalized interest 5 Pro forma interest adjustments 33 Adjusted Credit Facility interest expense $193

COVID-19 Data – Financial Covenants (unaudited, in millions, except ratios) Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio The following tables present the calculation of our GAAP Interest coverage ratio and our fixed charge coverage ratio as used in the financial covenants of the credit facility: (2) The following table calculates the fixed charges per our credit facility definition. See Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio for reconciliation of GAAP interest expense to adjusted interest expense per our credit facility definition. Host Hotels & Resorts GAAP Interest Coverage Ratio Trailing twelve months March 31, 2020 Net income $740 Interest expense 216 GAAP Interest Coverage Ratio 3.4x Credit Facility Fixed Charge Coverage Ratio Trailing twelve months March 31, 2020 Credit Facility Fixed Charge Coverage Ratio EBITDA (1) $1,027 Fixed Charges (2) 221 Credit Facility Fixed Charge Coverage Ratio 4.6x ________ (1) The following reconciles Adjusted Credit Facility EBITDA to Credit Facility Fixed Charge Coverage Ratio EBITDA. See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for calculation and reconciliation of Adjusted Credit Facility EBITDA. Trailing twelve months March 31, 2020 Adjusted Credit Facility EBITDA $1,276 Less: 5% of Hotel Property Gross Revenue (249) Credit Facility Fixed Charge Coverage Ratio EBITDA $1,027 Trailing twelve months March 31, 2020 Adjusted Credit Facility interest expense 193 Cash taxes on ordinary income 28 Fixed Charges $221

COVID-19 Data – Financial Covenants (unaudited, in millions, except ratios) Reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test The following tables present the calculation of our total indebtedness to total assets using GAAP measures and as used in the financial covenants of our senior notes indenture: (2) The following presents the reconciliation of total assets to adjusted total assets per the financial covenants of our senior notes indenture definition: Host Hotels & Resorts GAAP Total Indebtedness to Total Assets March 31, 2020 Debt $5,295 Total assets 13,446 GAAP Total Indebtedness to Total Assets 39% Total Indebtedness to Total Assets per Senior Notes Indenture March 31, 2020 Adjusted Indebtedness (1) $5,321 Adjusted Total Assets (2) 21,515 Adjusted Indebtedness to Total Assets 25% ________ (1) The following reconciles our GAAP total indebtedness to our total indebtedness per our senior notes indenture: March 31, 2020 Total Assets $13,446 Add: Accumulated Depreciation 8,473 Add: Prior Impairment of Assets Held 217 Less: Intangibles (23) Less: Right-of-use assets (598) Adjusted Total Assets per Senior Notes Indenture $21,515 March 31, 2020 Debt $5,295 Add: Deferred Financing Costs 26 Adjusted Indebtedness per Senior Notes Indenture $5,321

COVID-19 Data – Financial Covenants (unaudited, in millions, except ratios) Reconciliation of GAAP Secured Indebtedness Test to Senior Notes Indenture Secured Indebtedness Test The following table presents the calculation of our secured indebtedness using GAAP measures and as used in the financial covenants of our senior notes indenture: (2) See Reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test for reconciliation of GAAP Total Assets to Adjusted Total Assets per our senior notes indenture. Host Hotels & Resorts GAAP Secured Indebtedness March 31, 2020 Mortgage and Other Secured Debt $5 Total assets 13,446 GAAP Secured Indebtedness to Total Assets 0.0% Secured Indebtedness per Senior Notes Indenture March 31, 2020 Secured Indebtedness (1) $5 Adjusted Total Assets (2) 21,515 Secured Indebtedness to Total Assets 0.0% ________ (1) The following presents the reconciliation of mortgage debt to secured indebtedness per the financial covenants of our senior notes indenture definition: March 31, 2020 Mortgage and Other Secured Debt $5 Secured Indebtedness $5

COVID-19 Data – Financial Covenants (unaudited, in millions, except ratios) Reconciliation of GAAP Interest Coverage Ratio to Senior Notes Indenture EBITDA-to-Interest Coverage Ratio __________ (1) See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for the calculation of Adjusted Credit Facility EBITDA and reconciliation to net income. (2)See Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio for reconciliation of GAAP interest expense to adjusted interest expense per our credit facility definition. This same measure is used for our senior notes. Host Hotels & Resorts EBITDA to Interest Coverage Ratio Trailing twelve months March 31, 2020 Adjusted Credit Facility EBITDA (1) $1,276 Non-controlling interest adjustment 2 Adjusted Senior Notes EBITDA $1,278 Adjusted Credit Facility interest expense (2) 193 EBITDA-to-Interest Coverage Ratio 6.6x The following tables present the calculation of our interest coverage ratio using our GAAP measures and as used in the financial covenants of the senior notes indenture: GAAP Interest Coverage Ratio Trailing twelve months March 31, 2020 Net income $740 Interest expense 216 GAAP Interest Coverage Ratio 3.4x

COVID-19 Data – Financial Covenants (unaudited, in millions, except ratios) The following tables present the calculation of our total assets to total debt using GAAP measures and unencumbered assets to unsecured debt as used in the financial covenants of our senior notes indenture: (2) The following presents the reconciliation of total debt to unsecured debt per the financial covenants of our senior notes indenture definition: Host Hotels & Resorts GAAP Assets / Debt March 31, 2020 Total Assets $13,446 Total Debt 5,295 GAAP Total Assets / Total Debt 254% Unencumbered Assets / Unsecured Debt per Senior Notes Indenture March 31, 2020 Unencumbered Assets (1) $21,454 Unsecured Debt (2) 5,316 Unencumbered Assets / Unsecured Debt 404% ________ (1) The following presents the reconciliation of adjusted total assets to unencumbered assets per the financial covenants of our senior notes indenture definition: March 31, 2020 Total Debt $5,295 Deferred Financing Costs 26 Less: Secured Indebtedness (b) (5) Unsecured Debt $5,316 March 31, 2020 Adjusted Total Assets (a) $21,515 Less: Partnership Adjustments (61) Unencumbered Assets $21,454 (a) See reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test for reconciliation of GAAP Total Assets to Adjusted Total Assets per our senior notes indenture. (b) See reconciliation of GAAP Secured Indebtedness Test to Senior Notes Indenture Secured Indebtedness Test for the reconciliation of mortgage and other secured debt to senior notes secured indebtedness.. Reconciliation of GAAP Assets to Indebtedness Test to Senior Notes Unencumbered Assets to Unsecured Indebtedness Test

COVID-19 Data – Suspended Operations

Hotels with Suspended Operations

The following table consists of hotels with suspended operations as of May 6, 2020:

	Location	Property	# of Rooms
1	Atlanta	Grand Hyatt Atlanta in Buckhead	439
2	Atlanta	JW Marriott Atlanta Buckhead	371
3	Boston	Boston Marriott Copley Place	1,144
4	Boston	Sheraton Boston Hotel	1,220
5	Boston	The Westin Waltham Boston	351
6	Chicago	Chicago Marriott Suites Downers Grove	254
7	Chicago	The Westin Chicago River North	445
8	Florida Gulf Coast	Hyatt Regency Coconut Point Resort and Spa	454
9	Florida Gulf Coast	The Ritz-Carlton Golf Resort, Naples	295
10	Florida Gulf Coast	The Ritz-Carlton, Naples	447
11	Houston	The St. Regis Houston	232
12	Maui/Oahu	Andaz Maui at Wailea Resort	301
13	Maui/Oahu	Fairmont Kea Lani, Maui	450
14	Maui/Oahu	Hyatt Regency Maui Resort and Spa	806
15	Miami	1 Hotel South Beach, Miami Beach	433
16	Miami	Miami Marriott Biscayne Bay	600
17	New Orleans	New Orleans Marriott	1,333
18	New York	New York Marriott Downtown	515
19	Northern Virginia	Westfields Marriott Washington Dulles	336
20	Orange County	The Westin South Coast Plaza, Costa Mesa	393
21	Orlando	Orlando World Center Marriott	2,004
22	Philadelphia	The Logan	391
23	Phoenix	The Phoenician, A Luxury Collection Resort	645
24	San Diego	Manchester Grand Hyatt San Diego	1,628
25	San Francisco/San Jose	Grand Hyatt San Francisco	668
26	San Francisco/San Jose	San Francisco Marriott Fisherman's Wharf	285
27	San Francisco/San Jose	San Ramon Marriott	368
28	Seattle	W Seattle	424
29	Washington, D.C. (CBD)	Hyatt Regency Washington on Capitol Hill	838
30	Washington, D.C. (CBD)	The Westin Georgetown, Washington D.C.	267
31	Washington, D.C. (CBD)	Washington Marriott at Metro Center	459
32	Other	Gaithersburg Marriott Washingtonian Center	284
33	Other	Minneapolis Marriott City Center	585
34	Other	Sheraton Parsippany Hotel	370
35	International	ibis Rio de Janeiro Parque Olimpico	256

35

Host Hotels & Resorts

Notes to Supplemental Financial Information Host Hotels & Resorts

Notes to Supplemental Financial Information All Owned Hotel Operating Statistics and Results To facilitate a quarter-to-quarter comparison of our operations, we typically present certain operating statistics and operating results for the periods included in this presentation on a comparable hotel basis (discussed in Comparable Hotel Operating Statistics below). However, due to the COVID-19 pandemic and its effects on operations there is little comparability between periods. For this reason we are temporarily suspending our comparable hotel presentation and instead present hotel operating results for all consolidated hotels and, to facilitate comparisons between periods, we are presenting results on a pro forma basis including the following adjustments: (1) operating results are presented for all consolidated properties owned as of March 31, 2020 but do not include the results of operations for properties sold in 2019; and (2) operating results for acquisitions in the current and prior year are reflected for full calendar years, to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. Comparable Hotel Operating Statistics The following discusses our typical presentation of comparable hotels; however, this method is not being used in the current presentation due to the impact of COVID-19: To facilitate a quarter-to-quarter comparison of our operations, we typically present certain operating statistics (i.e., Total RevPAR, RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in this report on a comparable hotel basis in order to enable our investors to better evaluate our operating performance. We define our comparable hotels as properties: (i) that are owned or leased by us at the end of the reporting periods being compared; and (ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects (as further defined below) during the reporting periods being compared. The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large scale capital project that would cause a hotel to be excluded from our comparable hotel set is an extensive renovation of several core aspects of the hotel, such as rooms, meeting space, lobby, bars, restaurants and other public spaces. Both quantitative and qualitative factors are taken into consideration in determining if the renovation would cause a hotel to be removed from the comparable hotel set, including unusual or exceptional circumstances such as: a reduction or increase in room count, rebranding, a significant alteration of the business operations, or the closing of the hotel during the renovation. Historically, we have not included an acquired hotel in our comparable hotel set until the operating results for that hotel have been included in our consolidated results for one full calendar year. For example, we acquired the 1 Hotel South Beach in February 2019 and therefore it was not included in our comparable hotels for 2019. We are, however, making a change to this policy going forward, which is explained below under “2020 Comparable Hotel Definition Change.” Host Hotels & Resorts

Notes to Supplemental Financial Information Host Hotels & Resorts Non-GAAP Financial Measures Included in this supplemental information are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) EBITDAre and Adjusted EBITDAre, (iv) NOI, (v) All Owned Hotel Property Level Operating Results, (vi) Credit Facility Financial Performance Tests, and (vii) Senior Notes Financial Performance Tests. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance. NAREIT FFO and NAREIT FFO per Diluted Share We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. Effective January 1, 2019, we adopted NAREIT’s definition of FFO included in NAREIT’s Funds From Operations White Paper – 2018 Restatement. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments and adjustments for consolidated partially-owned entities and unconsolidated affiliates. Adjustments for consolidated partially-owned entities and unconsolidated affiliates are calculated to reflect our pro rata share of the FFO of those entities on the same basis. We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairment expense and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its Funds From Operations White Paper – 2018 Restatement, the primary purpose for including FFO as a supplemental measure of operating performance of a REIT is to address the artificial nature of historical cost depreciation and amortization of real estate and real estate-related assets mandated by GAAP. For these reasons, NAREIT adopted the FFO metric in order to promote a uniform industry-wide measure of REIT operating performance. Comparable Hotel Operating Statistics (continued) Hotels that we sell are excluded from the comparable hotel set once the transaction has closed. Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption or commence a large-scale capital project. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after completion of the repair of the property damage or cessation of the business interruption, or the completion of large-scale capital projects, as applicable. 2020 Comparable Hotel Definition Change Effective January 1, 2020, the Company adjusted its definition of comparable hotels to include recent acquisitions on a pro forma basis assuming they have comparable operating environments. Operating results for acquisitions in the current and prior year will be reflected for full calendar years, to include results for periods prior to Company ownership. Management believes this will provide investors a better understanding of underlying growth trends for the Company’s current portfolio. As a result, the 1 Hotel South Beach would be included in the comparable hotel set for the quarter ended March 31, 2020.

Notes to Supplemental Financial Information Non-GAAP Financial Measures (continued) Adjusted FFO per Diluted Share We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share: Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of the write-off of deferred financing costs from the original issuance of the debt being redeemed or retired and incremental interest expense incurred during the refinancing period. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs. Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company. Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance. In unusual circumstances, we also may adjust NAREIT FFO for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in 2017, as a result of the reduction of corporate income tax rates from 35% to 21% caused by the Tax Cuts and Jobs Act, we remeasured our domestic deferred tax assets as of December 31, 2017 and recorded a one-time adjustment to reduce the deferred tax assets and increase the provision for income taxes by approximately $11 million. We do not consider this adjustment to be reflective of our on-going operating performance and therefore excluded this item from Adjusted FFO. EBITDA and NOI Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners that are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and EBITDA multiples (calculated as sales price divided by EBITDA) as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, it is widely used by management in the annual budget process and for our compensation programs. Management also uses NOI when calculating capitalization rates (“Cap Rates”) to evaluate acquisitions and dispositions. For a specific hotel, NOI is calculated as the hotel or entity level EBITDA less an estimate for the annual contractual reserve requirements for renewal and replacement expenditures. Cap Rates are calculated as NOI divided by sales price. Management believes using Cap Rates allows for a consistent valuation method in comparing the purchase or sale value of properties. Host Hotels & Resorts

Notes to Supplemental Financial Information Non-GAAP Financial Measures (continued) EBITDAre and Adjusted EBITDAre We present EBITDAre in accordance with NAREIT guidelines, as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate,” to provide an additional performance measure to facilitate the evaluation and comparison of the Company’s results with other REITs. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates. We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s understanding of our operating performance. Adjusted EBITDAre also is similar to the measure used to calculate certain credit ratios for our credit facility and senior notes. We adjust EBITDAre for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDAre: Property Insurance Gains – We exclude the effect of property insurance gains reflected in our consolidated statements of operations because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets. In addition, property insurance gains could be less important to investors given that the depreciated asset book value written off in connection with the calculation of the property insurance gain often does not reflect the market value of real estate assets. Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company. Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance. In unusual circumstances, we also may adjust EBITDAre for gains or losses that management believes are not representative of the Company’s current operating performance. The last such adjustment was a 2013 exclusion of a gain from an eminent domain claim. Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA, EBITDAre, Adjusted EBITDAre and NOI We calculate NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies that do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs. EBITDA, EBITDAre, Adjusted EBITDAre, and NOI, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures, with the exception of NOI), interest expense (for EBITDA, EBITDAre, Adjusted EBITDAre and NOI purposes only) and other items have been and will be made and are not reflected in the EBITDA, EBITDAre, Adjusted EBITDAre, NAREIT FFO per diluted share, Adjusted FFO per diluted share and NOI presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA, EBITDAre, Adjusted EBITDAre and NOI should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit. Host Hotels & Resorts

Notes to Supplemental Financial Information Non-GAAP Financial Measures (continued) Similarly, EBITDAre, Adjusted EBITDAre, NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of our equity investments and NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of non-controlling partners in consolidated partnerships. Our equity investments consist of interests ranging from 11% to 67% in seven domestic and international partnerships that own a total of 10 properties and a vacation ownership development. Due to the voting rights of the outside owners, we do not control and, therefore, do not consolidate these entities. The non-controlling partners in consolidated partnerships primarily consist of the approximate 1% interest in Host LP held by outside partners, and a 15% interest held by outside partners in a partnership owning one hotel for which we do control the entity and, therefore, consolidate its operations. These pro rata results for NAREIT FFO and Adjusted FFO per diluted share, EBITDAre and Adjusted EBITDAre were calculated as set forth in the definitions above. Readers should be cautioned that the pro rata results presented in these measures for consolidated partnerships (for NAREIT FFO and Adjusted FFO per diluted share) and equity investments may not accurately depict the legal and economic implications of our investments in these entities. Hotel Property Level Operating Results We present certain operating results for our hotels, such as hotel revenues, expenses, food and beverage profit, and EBITDA (and the related margins), on a hotel-level pro forma basis as supplemental information for our investors. Our hotel results reflect the operating results of our hotels as discussed in All Owned Hotel Operating Statistics and Results above. We present all owned hotel pro forma EBITDA to help us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization expense). Corporate-level costs and expenses also are removed to arrive at property-level results. We believe these property-level results provide investors with supplemental information about the ongoing operating performance of our hotels. All owned hotel pro forma results are presented both by location and for the Company’s properties in the aggregate. We eliminate depreciation and amortization expense because, even though depreciation and amortization expense are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient. Because of the elimination of corporate-level costs and expenses, gains or losses on disposition and depreciation and amortization expense, the hotel operating results we present do not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance. While management believes that presentation of all owned hotel results is a measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on all owned hotel results in the aggregate. For these reasons, we believe that all owned hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management. Host Hotels & Resorts

Notes to Supplemental Financial Information Non-GAAP Financial Measures (continued) Credit Facility – Leverage, Unsecured Interest Coverage and Consolidated Fixed Charge Coverage Ratios Host’s credit facility contains certain financial covenants, including allowable leverage, unsecured interest coverage and fixed charge ratios, which are determined using EBITDA as calculated under the terms of our credit facility (“Adjusted Credit Facility EBITDA”). The leverage ratio is defined as net debt plus preferred equity to Adjusted Credit Facility EBITDA. The unsecured interest coverage ratio is defined as unencumbered Adjusted Credit Facility EBITDA to unsecured consolidated interest expense. The fixed charge coverage ratio is defined as Adjusted Credit Facility EBITDA divided by fixed charges, which include interest expense, required debt amortization payments, cash taxes and preferred stock payments. These calculations are based on pro forma results for the prior four fiscal quarters, giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period. The credit facility also incorporates by reference the ratio of unencumbered assets to unsecured indebtedness test from our senior notes indentures, calculated in the same manner, and the covenant is discussed below with the senior notes covenants. Additionally, total debt used in the calculation of our leverage ratio is based on a “net debt” concept, under which cash and cash equivalents in excess of $100 million are deducted from our total debt balance. Management believes these financial ratios provide useful information to investors regarding our compliance with the covenants in our credit facility and our ability to access the capital markets, in particular debt financing. Senior Notes Indenture – Indebtedness Test, Secured Indebtedness to Total Assets Test, EBITDA-to-Interest Coverage Ratio and Ratio of Unencumbered Assets to Unsecured Indebtedness Host’s senior notes indentures contains certain financial covenants, including allowable indebtedness, secured indebtedness to total assets, EBITDA-to-interest coverage and unencumbered assets to unsecured indebtedness. The indebtedness test is defined as adjusted indebtedness, which includes total debt adjusted for deferred financing costs, divided by adjusted total assets, which includes undepreciated real estate book values (“Adjusted Total Assets”). The secured indebtedness to total assets is defined as secured indebtedness, which includes mortgage debt and finance leases, divided by Adjusted Total Assets. The EBITDA-to-interest coverage ratio is defined as EBITDA as calculated under our senior notes indenture (“Adjusted Senior Notes EBITDA”) to interest expense as defined by our senior notes indenture. The ratio of unencumbered assets to unsecured indebtedness is defined as unencumbered adjusted assets, which includes Adjusted Total Assets less encumbered assets, divided by unsecured debt, which includes the aggregate principal amount of outstanding unsecured indebtedness plus contingent obligations. The covenants presented in this supplemental information are based on the financial covenants of our senior notes issues after we attained an investment grade rating, however the calculations before and after attaining investment grade status are essentially equivalent with no material differences between the two. Under the terms of the senior notes indentures, interest expense excludes items such as the gains and losses on the extinguishment of debt, deferred financing charges related to the senior notes or the credit facility, amortization of debt premiums or discounts that were recorded at issuance of a loan to establish its fair value and non-cash interest expense, all of which are included in interest expense on our consolidated statement of operations. As with the credit facility covenants, management believes these financial ratios provide useful information to investors regarding our compliance with the covenants in our senior notes indentures and our ability to access the capital markets, in particular debt financing. Limitations on Credit Facility and Senior Notes Credit Ratios These metrics are useful in evaluating the Company’s compliance with the covenants contained in its credit facility and senior notes indentures. However, because of the various adjustments taken to the ratio components as a result of negotiations with the Company’s lenders and noteholders they should not be considered as an alternative to the same ratios determined in accordance with GAAP. For instance, interest expense as calculated under the credit facility and senior notes indenture excludes the items noted above such as deferred financing charges and amortization of debt premiums or discounts, all of which are included in interest expense on our consolidated statement of operations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of performance. In addition, because the credit facility and indenture ratio components are also based on pro forma results for the prior four fiscal quarters, giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period, they are not reflective of actual performance over the same period calculated in accordance with GAAP. Host Hotels & Resorts